Exhibit 23(ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement of American Oil & Gas, Inc. on Form SB-2 (333-120987) of our report dated April 8, 2005, relating to the financial statements of American Oil & Gas, Inc. for the year ended December 31, 2004.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in such Prospectus.



WHEELER WASOFF, P.C.

Denver, Colorado
April 27, 2005